CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             PURE CYCLE CORPORATION,
                             A DELAWARE CORPORATION

                                    * * * * *

                Pursuant to the Delaware General Corporation Law

                                    * * * * *

     Pure Cycle Corporation, a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: This Certificate of Amendment amends the provisions of the Corporation's Certificate of Incorporation (the "Certificate of Incorporation").

     SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall become effective when filed.

     THIRD: Article IV of the Certificate of Incorporation is hereby amended by deleting Section 1 thereof in its entirety and substituting the following in lieu thereof:

     Section 1.  Authorized Shares.  The number of shares of capital stock of
                 -----------------
all classes which the Corporation shall have authority to issue is two hundred fifty million (250,000,000) shares, of which two hundred twenty-five million (225,000,000) shares shall be of a class designated as "common stock," with a par value of one-third of one cent ($.00333) per share, and twenty-five million (25,000,000) shares shall be of a class designated as "Preferred Stock," with a par value of one-tenth of one cent ($.001) per share.


                                    * * * * *


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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to the Certificate of Incorporation to be executed by its duly authorized officer as of this 12th day of April, 2004.


                                     Pure Cycle Corporation,
                                     a Delaware corporation

                                     By:  /s/Mark W. Harding
                                          ------------------------------
                                          Mark W. Harding
                                          President



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